News—For Immediate Release

Media Contact:	Investor Contact:
Beth Halloran Sr. Dir., Corporate Communications 703.653.2248 bhalloran@orcc.com	Catherine Graham EVP & Chief Financial Officer 703.653.3155 cgraham@orcc.com

GLASS LEWIS RECOMMENDS RE-ELECTION OF ONLINE RESOURCES DIRECTORS

CHANTILLY, Va., April 24, 2009 – Online Resources Corporation (Nasdaq: ORCC), a leading provider of online financial services, today announced that independent proxy advisory firm Glass Lewis & Co has recommended that shareholders re-elect three members of the Online Resources Board at the Company’s annual meeting on May 6, 2009. Glass Lewis recommended against the full slate of Board nominees sponsored by hedge fund Tennenbaum Capital Partners.

Glass Lewis stated, “We believe the current board members have the appropriate background and independence to oversee the executive team going forward and that the participation of additional Dissident nominees on the board is unwarranted at this time.” They added, “We believe the board and executives should be given the opportunity to continue to execute on its strategic plan.”

Glass Lewis expanded, “Further, in our opinion, the Dissident’s interest in a consolidating transaction is questionable given the potential conflict of interest with other shareholders. As of the record date, the bulk of the Dissident’s economic interest in the Company is in the form of preferred shares. The Dissident already has one representative on the Company’s ten member board which is aligned with its current 9.5% interest in the Company’s common shares outstanding. We also note that the Dissident’s plan to pursue a sale of the Company is particularly limited and further, the plan does not address any operating plans for the business in the event a strategic agreement is not completed.”

Michael H. Heath, lead independent director for Online Resources and chairman of its Governance Committee said, “We are pleased that Glass Lewis undertook a complete and thorough analysis of the issues involved in this proxy contest. They understand the wealth of strategic experience our three nominees bring to the Board at a pivotal time in our Company’s growth plan. They also recognize the serious conflict of interest any of Tennenbaum’s nominees would bring to the board room as their interests are not aligned with those of the common shareholder.”

About Online Resources
Online Resources (Nasdaq: ORCC) powers financial interactions between millions of consumers and the company’s financial institution and biller clients. Backed by its proprietary payments gateway that links banks directly with billers, the company provides web and phone-based financial services, electronic payments and marketing services to drive consumer adoption. Founded in 1989, Online Resources has been recognized for its high growth and product innovation. It is the largest financial technology provider dedicated to the online channel. For more information, visit www.orcc.com.

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This news release contains statements about future events and expectations, which are “forward-looking statements.” Any statement in this release that is not a statement of historical fact may be deemed to be a forward-looking statement. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Specifically factors that might cause such a difference include, but are not limited to: the company’s history of losses and anticipation of future losses; the company’s dependence on the marketing efforts of third parties; the potential fluctuations in the company’s operating results; the company’s potential need for additional capital; the company’s potential inability to expand the company’s services and related products in the event of substantial increases in demand for these services and related products; the company’s competition; the company’s ability to attract and retain skilled personnel; the company’s reliance on the company’s patents and other intellectual property; the early stage of market adoption of the services it offers; consolidation of the banking and financial services industry; and those risks and uncertainties discussed in filings made by the company with the Securities and Exchange Commission, including those risks and uncertainties contained under the heading “Risk Factors” in the company’s Form 10-K, latest 10-Q, and S-3 as filed with the Securities and Exchange Commission. These factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements.